Exhibit 99.2

HEXION INC.

Pro Forma Net Sales and Pro Forma Segment EBITDA Tables

On March 21, 2016, Hexion Inc. (the "Company") announced the proposed sale of its Performance Adhesives, Powder Coatings, Additives & Acrylic Coatings and Monomers (“PAC”) business to Synthomer plc, which was completed on June 30, 2016. On May 31, 2016, the Company announced the completed sale of its 50% interest in HA-International, LLC (“HAI”), a joint venture serving the North American foundry industry, to its joint venture partner HA-USA, Inc. Both of these dispositions impact the Company's Epoxy, Phenolic and Coating Resins segment. To illustrate the impact of these dispositions on the Company's historical segment results, the Company has presented Pro Forma Net Sales and Pro Forma Segment EBITDA below, which excludes the historical results of the PAC business and HAI joint venture, for the annual periods ended December 31, 2015 and 2014, as well as the quarterly periods ended June 30, 2016 and 2015, March 31, 2016 and 2015; December 31, 2015 and September 30, 2015. These pro forma adjustments do not include cost savings related to certain in-process overhead reductions that the Company is executing in connection with these dispositions.

Non-U.S. GAAP Measures

Pro Forma Net Sales is calculated as Net Sales adjusted to exclude the historical results of the Company's PAC business, which was sold during the second quarter of 2016. Pro Forma Net Sales is used by the Company's senior management and board of directors as a basis for comparing sales revenues between post-disposition and pre-disposition periods. Pro Forma Net Sales may not be comparable to similarly titled measures reported by other companies.

Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA should not be considered a substitute for net income (loss) or other results reported in accordance with U.S. GAAP. Segment EBITDA may not be comparable to similarly titled measures reported by other companies.

Pro Forma Segment EBITDA is calculated as Segment EBITDA adjusted to exclude the historical results of the Company's PAC business and 50% interest in the HAI joint venture, both of which were sold during the second quarter of 2016. Pro Forma Segment EBITDA is used by the Company's senior management and board of directors as a basis for comparing operating results between post-disposition and pre-disposition periods. Pro Forma Segment EBITDA should not be considered a substitute for net income (loss) or other results reported in accordance with U.S. GAAP. Pro Forma Segment EBITDA may not be comparable to similarly titled measures reported by other companies.
Pro Forma Net Sales and Pro Forma Segment EBITDA Summary

	Three Months Ended:
	June 30, 2016	March 31, 2016	December 31, 2015	September 31, 2015	June 30, 2015	March 31, 2015
Net Sales	$952	$909	$909	$1,065	$1,087	$1,079
Adjustment for dispositions	(98)	(87)	(78)	(99)	(100)	(92)
Pro Forma Net Sales	$854	$822	$831	$966	$987	$987

Segment EBITDA	$130	$122	$73	$133	$133	$127
Adjustment for dispositions (1)	(15)	(15)	(8)	(15)	(14)	(13)
Pro Forma Segment EBITDA	$115	$107	$65	$118	$119	$114

	Year Ended December 31,
	2015	2014
Net Sales	$4,140	$5,137
Adjustment for dispositions	(369)	(481)
Pro Forma Net Sales	$3,771	$4,656

Segment EBITDA	$466	$462
Adjustment for dispositions (1)	(50)	(45)
Pro Forma Segment EBITDA	$416	$417
(1) Adjustment for 2016 and 2015 includes $1 and $3, respectively, of insurance recoveries received in these years related to lost volumes as a result of a supplier disruption.

Reconciliation of Net Income (Loss) to Pro Forma Segment EBITDA

	Three Months Ended:
	June 30, 2016	March 31, 2016
Net income (loss)	$150	$(44)
Income tax expense	17	7
Interest expense, net	80	79
Depreciation and amortization	36	35
Accelerated depreciation	60	46
EBITDA	343	123
Adjustments to EBITDA:
Business realignment costs	42	3
Realized and unrealized foreign currency (gains) losses	(11)	2
Gain on dispositions	(240)	—
Gain on extinguishment of debt	(21)	(23)
Other	17	17
Total adjustments	(213)	(1)

Segment EBITDA	130	122
Adjustment for dispositions	(15)	(15)
Pro Forma Segment EBITDA	$115	$107

	Three Months Ended:
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Net (loss) income	$(10)	$7	$(2)	$(34)
Net income attributable to noncontrolling interest	(1)	—	—	—
Income tax expense	6	1	1	26
Interest expense, net	81	84	84	77
Depreciation and amortization	35	34	34	34
EBITDA	111	126	117	103
Adjustments to EBITDA:
Business realignment costs	5	3	5	3
Realized and unrealized foreign currency (gains) losses	(7)	14	—	3
Asset impairments	6	—	—	—
Gain on extinguishment of debt	(27)	(14)	—	—
Unrealized gains on pension and postretirement benefits	(13)	—	—	—
Other	(2)	4	11	18
Total adjustments	(38)	7	16	24

Segment EBITDA	73	133	133	127
Adjustment for dispositions	(8)	(15)	(14)	(13)
Pro Forma Segment EBITDA	$65	$118	$119	$114

	Year Ended December 31,
	2015	2014
Net loss	$(39)	$(224)
Net (income) loss attributable to noncontrolling interest	(1)	1
Income tax expense	34	22
Interest expense, net	326	308
Depreciation and amortization	137	144
EBITDA	457	251
Adjustments to EBITDA:
Asset impairments	6	5
Business realignment costs	16	47
Realized and unrealized foreign currency losses	10	32
Unrealized (gains) losses on pension and postretirement benefits	(13)	102
Gain on extinguishment of debt	(41)	—
Other	31	25
Total adjustments	9	211

Segment EBITDA	466	462
Adjustment for dispositions	(50)	(45)
Pro Forma Segment EBITDA	$416	$417

Items Not Included in Segment EBITDA and Pro Forma Segment EBITDA
Not included in Segment EBITDA and Pro Forma Segment EBITDA are certain non-cash items and other income and expenses. Segment EBITDA related to the divested businesses has been deducted from Segment EBITDA to calculate Pro Forma Segment EBITDA.
For the three months ended June 30, 2016 and March 31, 2016, these other items primarily include expenses from retention programs and certain professional fees related to strategic projects. Business realignment costs for the three months ended June 30, 2016 primarily include costs related to the planned facility rationalization within the Epoxy, Phenolic and Coating Resins segment and costs related to certain in-process cost reduction programs. Business realignment costs for the three months ended March 31, 2016 include costs for environmental remediation at certain formerly owned locations and expenses related to certain in-process cost reduction programs.
For 2015, these other items primarily include expenses from retention programs, certain professional fees and management fees, partially offset by gains on the disposal of assets and a gain on a step acquisition. Business realignment costs for 2015 primarily include costs related to certain in-process cost reduction programs.
For 2014, these other items primarily include expenses from retention programs, partially offset by gains on the disposal of assets. Business realignment costs for 2014 primarily include expenses from the Company’s newly implemented restructuring and cost optimization programs, as well as costs for environmental remediation at certain formerly owned locations.